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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2003

RAINING DATA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-16449 (Commission File Number)	94-3046892 (I.R.S. Employer Identification Number)

17500 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 442-4400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        Raining Data Corporation announced the appointment of Brian C. Bezdek to the position of Chief Financial Officer. Bezdek, who has served as Vice President, Finance, Corporate Controller and Corporate Secretary, since joining the Company in 2002, will continue to report directly to Carlton H. Baab, President and CEO of Raining Data Corporation. In his role as CFO, Bezdek will continue to oversee the accounting, finance, operations, human resources, information technology and administration functions for the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINING DATA CORPORATION (Registrant)
Date: January 7, 2003	By:	/s/ BRIAN C. BEZDEK Brian C. Bezdek Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES